Exhibit 99.1

News Release

Media Contacts:
Telkonet Investor Relations, 240.912.1811, ir@telkonet.com
Garrett Axford, Georgina Garrett / Simon Jones, 866.940.9987, +44.1903.854900, mail@garrett-axford.co.uk

For Immediate Release

Telkonet Announces 2009 Third Quarter Results; Equity Financing; and Board of Director Changes

November 16, 2009: Germantown, MD – Telkonet, Inc. (PINKSHEETS: TKOI), a Clean Technology company that develops and manufactures proprietary energy management and SmartGrid networking technology, announced today third quarter results for the period ended September 30, 2009. Telkonet has reflected MSTI Holdings, Inc. or “MST” results of operations in the condensed consolidated statement of operations through the date of the disposal (April 22, 2009) as discontinued operations for all periods presented.

For the 2009 third quarter, Telkonet, Inc. had revenue of $2.4 million, a decrease of 49% compared to $4.7 million in the 2008 third quarter. Telkonet’s revenues decreased by 23% when compared to the quarter ended June 30, 2009. Telkonet, Inc. reported gross margins of 51% for the third quarter of 2009 compared to the 2008 third quarter of 47%, and 57% in the second quarter of 2009. Selling, general and administrative expenses were $1.7 million, compared to $2.1 million in the 2008 third quarter and $1.7 million in the 2009 second quarter.

Telkonet, Inc. reported a 2009 third quarter net loss of $(2.1) million, or $(0.02) per share, compared to a net loss of $(2.9) million or $(0.04) per share in the 2008 third quarter. Net income for the third quarter of 2008 included losses from discontinued operations of $(1.4) million, or $(0.02) per share.

Telkonet had a negative adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), a non-GAAP measure, in the third quarter of 2009 of approximately $(741,000) compared to a negative adjusted EBITDA of $(391,000) in the 2008 third quarter.

“During the third quarter we continued our focus on cost and cash management to weather the difficult economy,” said Jason Tienor, Telkonet’s President and Chief Executive Officer. “Our primary target market for our clean tech products as well as our networking solutions, the hospitality market, has been one of the most affected sectors of the economy, with low occupancy rates halting capital purchases. We are disappointed that we had an increase in operating losses both quarter-over-quarter and year-over-year, but remain focused on near-term profitability as we diversify our sales strategy in new market segments, such as the government, education and healthcare markets, and we continue to pursue strategic business partnerships fueled by federal stimulus funding.”

For the nine months ended June 30, 2009, Telkonet had revenue of $8.4 million, a decrease of 37% compared to $13.4 million in the nine months ended September 30, 2008. Telkonet, Inc. reported gross margins of 54% for the nine months ended September 30, 2009 compared to 40% for the nine months ended September 30, 2008.

Selling, general and administrative expenses were $5.1 million for the nine months ended September 30, 2009, compared to $7.3 million for the nine months ended September 30, 2008.

Telkonet, Inc. reported a net income of $4.2 million, or $0.04 per share, for the nine months ended September 30, 2009, when compared to a net loss of $(12.2) million, or $(0.16) per share for the nine months ended

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September 30, 2008. Net income in 2009 includes a $6.9 million gain on the deconsolidation of MST. Telkonet had a negative adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), a non-GAAP measure, of approximately $(1.3) million for the nine months ended September 30, 2009, compared to negative adjusted EBITDA of $(3.6) million for the nine months ended September 30, 2008.

Equity Financing
Telkonet announces that it has today entered into definitive agreements in connection with a Regulation D private placement of 215 shares of the Company’s Series A Convertible Redeemable Preferred Stock, par value $0.001 per share (“Series A”), and warrants (“Warrants”) to purchase an aggregate of 1,628,800 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The Series A shares were sold at a price per share of $5,000 and the Warrants have an exercise price of $0.33, which is equal to the volume-weighted average price of a share of Common Stock measured over the 30-day period immediately preceding November 12, 2009. The Company expects to complete the private placement transaction within the next several days and expects to receive $1,075,000 from the sale of these Series A shares and Warrants. A portion of the proceeds to be received by the Company will come from certain members of Company management in connection with the conversion of a portion of outstanding indebtedness of the Company owed to such members of management.  The Company intends to use the net proceeds from the sale of the Series A shares and the Warrants for general working capital needs and may use the proceeds in the short term to repay certain outstanding indebtedness, and to pay expenses of the offering as well as other general corporate capital purposes.

Under the terms of the private placement transaction, each Series A share is convertible into approximately 13,774 shares of Common Stock at a conversion price of $0.363 per share, which is equal to 110% of the volume-weighted average price of a share of Common Stock measured over the 30-day period immediately preceding November 12, 2009.  Except as specifically provided or as otherwise required by law, the Series A shares will vote together with the Common Stock shares on an as-if-converted basis and not as a separate class.  Each Series A share shall have a number of votes equal to the number of shares of Common Stock then issuable upon conversion of such shares of the Series A.

Additionally, the Company agreed with the purchasers to file a registration statement covering the resale of the shares of common stock to be acquired by the purchasers upon conversion of their Series A shares following the conclusion of a rights offering to be filed with the SEC.

Board of Director Changes
Telkonet announces that, effective Friday, November 13, 2009, Dr. Tom Hall resigned his position as a member of the Board of Directors.
Effective November 16, 2009, Warren V. Musser resigned his position as Chairman of the Board of Directors and the Board elected Anthony J. Paoni as Chairman of the Board to take the position previously held by Mr. Musser.

In connection with the closing of the private placement transaction, Seth D. Blumenfeld will be resigning from the board and Jason L. Tienor, the Company’s President and Chief Executive Officer, will fill the vacancy created by the resignation of Seth D. Blumenfeld.

Conference Call
The Company will hold a conference call Monday, November 16 at 4:30 p.m. Eastern Time to discuss these results. Interested parties should dial 866-893-4204 (domestically) or 706-758-7105 (internationally). Please use conference ID# 40955730. There will be a replay of the call available until December 14, 2009 posted on the Investor Relations page of the Telkonet web site at http://www.telkonet.com/investors/investors.php.

NON-GAAP Financial Measures
To comply with Regulation G promulgated pursuant to the Sarbanes-Oxley Act, Telkonet, Inc. attached to this news release and will post to the company’s investor relations web site (www.telkonet.com) any reconciliations of differences between non-GAAP financial information that may be required in connection with issuing the company’s financial results.

The Company, as is common in its industry, uses EBITDA as a measure of performance to demonstrate earnings exclusive of interest and non-cash events. The Company manages its business based on its cash flows. The Company, in its daily management of its business affairs and analysis of its monthly, quarterly and annual performance, makes its decisions based on cash flows, not on the amortization of assets obtained through historical activities. The Company, in managing its current and future affairs, cannot affect the amortization of the intangible assets to any material degree, and therefore uses EBITDA as its primary management guide. Since an outside investor may base its evaluation of the Company’s performance based on the Company’s net loss not its cash flows, there is a limitation to the EBITDA measurement. EBITDA is not, and should not be considered, an alternative to net loss, loss from operations, or any other measure for determining operating performance of liquidity, as determined under accounting principals generally accepted in the United States (GAAP). The most directly comparable GAAP reference in the Company’s case is the removal of interest, depreciation, amortization, taxes and other non-cash expense. In assessing the overall health of its business during the quarter ended September 30, 2009 and 2008, the Company excluded items in the following general categories, each of which are described below:

•
Loss on Sale of Investment. In February 2009 the Company completed the sale of its investment in a publicly-traded company and recorded a $29,371 loss on the sale of the investment in the consolidated statement of operations for the nine months ended September 30, 2009. The Company considers this an investment transaction, and it is not an indication of operating performance. Therefore the Company does not consider the inclusion of our sale of this investment helpful in assessing its current financial performance compared to previous periods as well as prospects for the future.

•
Gain on Derivative Liability. The Company has historically recorded non-cash gains and losses on the fair value of their derivative liabilities which arouse from the sale of the Convertible Debentures in May and July 2008. These Debentures have embedded derivatives and the accounting treatment of derivative financial instruments requires that the Company record all derivatives and related warrants, and classify all other non-employee stock options and warrants as derivative liabilities and mark them to market at each reporting date. The Company considers this a financing transaction, and it is not an indication of current or future operating performance. Therefore, the Company does not consider the inclusion of this transaction helpful in assessing its current financial performance compared to previous periods as well as prospects for the future.

•
Impairment write-down in investment in marketable securities. In the third quarter of 2009, the Company recorded a non-recurring expense of $367,653 based upon the Company’s determination that its investment in Geeks on Call America is impaired because the Company believes that its fair market value has permanently declined. The Company considers this an investment transaction, and it is not an indication of current or future operating performance. Therefore, the Company does not consider the inclusion of this transaction helpful in assessing its current financial performance compared to previous periods as well as prospects for the future.

•
Other Expense. In the first quarter of 2008, the Company recorded a non-recurring non-cash expense of $1,598,203 in connection with an amendment to 3,380,000 stock purchase warrants held by private placement investors which reduced the exercise price under such warrants from $4.17 per share to $0.6978258 per share. The Company considers this a financing transaction, and it is not an indication of current or future operating performance. Therefore the Company does not consider the inclusion of this transaction helpful in assessing its current financial performance compared to previous periods as well as prospects for the future.

•
Impairment write-down in investment in affiliate. In the second quarter of 2008, the Company recorded a one-time non-cash expense of $380,000 in connection with the issuance of 600,000 shares of Company stock attributable to the release of shares from a purchase price contingency escrow. The Company considers this an investment transaction, and it is not an indication of current or future operating performance. Therefore the Company does not consider the inclusion of this transaction helpful in assessing its current financial performance compared to previous periods as well as prospects for the future.

•
Stock-Based Compensation. The Company believes that because of the variety of equity awards used by companies, varying methodologies for determining stock-based compensation and the assumptions and estimates involved in those determinations, the exclusion of non-cash stock-based compensation enhances the ability of management and investors to understand the impact of non-cash stock-based compensation on our operating results. Further, the Company believes that excluding stock-based compensation expense allows for a more transparent comparison of its financial results to previous periods.

Each of the non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measure reflect the exclusion of items that are recurring and will be reflected in the Company’s financial results for the foreseeable future. The Company compensates for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, the Company evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial information.

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(1)	GAAP stands for Generally Accepted Accounting Principles.

About Telkonet
Telkonet, a Clean Technology company, provides integrated, centrally-managed energy management and SmartGrid networking solutions that improve energy efficiency and reduce the demand for new energy generation. The Company’s energy management systems, aimed at the hospitality, commercial, government, healthcare and education markets, are dynamically lowering HVAC costs in over 160,000 rooms, and are an integral part of various utilities’ green energy efficiency and rebate programs.

Primarily targeting SmartGrid and utility applications, Telkonet’s patented powerline communications (PLC) platform delivers cost-effective, robust networking, with real-time online monitoring and maintenance capabilities, increasing the reliability and energy efficiency across the entire utility grid. www.telkonet.com.

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All company, brand or product names are registered trademarks or trademarks of their respective holders.

Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties such as competitive factors, technological development, market demand and the Company’s ability to obtain new contracts and accurately estimate net revenue due to variability in size, scope and duration of projects, and internal issues in the sponsoring client. Further information on potential factors that could affect the Company’s financial results, can be found in the Company’s Registration Statement and in its Reports on Forms 8-K filed with the Securities and Exchange Commission (SEC).

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TELKONET, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Net income (loss), as reported	$(2,139,644)	$(2,878,757)	$4,162,143	$(12,231,629)
Net (income) loss from discontinued operations	-	1,370,896	635,735	3,412,656
Net (gain) from discontinued operations	-	-	(6,932,586)	-
Net income (loss) from continuing operations	(2,139,644)	(1,507,861)	(2,134,708)	(8,818,973)

Financing expense, net	228,730	243,424	710,266	593,228
Depreciation and amortization	86,223	103,056	266,740	318,210

EBITDA attributed to Telkonet segment	(1,824,691)	(1,161,381)	(1,157,702)	(7,907,535)
Adjustments:
Loss on sale of investment	-	-	29,371	-
(Gain) loss on derivative liability	650,338	576,156	(788,936)	1,594,604
Impairment write-down in investment in marketable securities	367,653	-	367,653	-
Other expense	-	-	-	1,598,203
Impairment write-down in investment in affiliate	-	-	-	380,000
Stock based compensation	65,746	194,483	243,366	704,613

Adjusted EBITDA	$(740,954)	$(390,742)	$(1,306,248)	$(3,630,110)

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TELKONET, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)
	For The Three Months Ended September 30,		For The Nine Months Ended September 30,
	2009	2008	2009	2008
Revenues, net:
Product	$1,445,888	$3,837,728	$5,462,955	$10,821,179
Recurring	991,130	897,482	2,982,384	2,559,728
Total Revenue	2,437,018	4,735,210	8,445,339	13,380,907

Cost of Sales:
Product	833,926	2,076,776	2,942,748	6,800,627
Recurring	348,321	416,723	957,668	1,274,786
Total Cost of Sales	1,182,247	2,493,499	3,900,416	8,075,413

Gross Profit	1,254,771	2,241,711	4,544,923	5,305,494

Operating Expenses:
Research and Development	263,672	509,418	761,950	1,667,229
Selling, General and Administrative	1,732,053	2,123,035	5,089,221	7,268,375
Impairment write-down in investment in affiliate	-	-	-	380,000
Stock Based Compensation	65,746	194,483	243,366	704,613
Depreciation and Amortization	86,223	103,056	266,740	318,210
Total Operating Expense	2,147,694	2,929,992	6,361,277	10,338,427

Loss from Operations	(892,923)	(688,281)	(1,816,354)	(5,032,933)

Other Income (Expenses):
Financing Expense, net	(228,730)	(243,424)	(710,266)	(2,191,431)
Gain (Loss) on Derivative Liability	(650,338)	(576,156)	788,936	(1,594,609)
Impairment of Investment in Marketable Securities	(367,653)	-	(367,653)	-
(Loss) on Sale of Investment	-	-	(29,371)	-
Total Other Income (Expenses)	(1,246,721)	(819,580)	(318,354)	(3,786,040)

Income (Loss) Before Provision for Income Taxes	(2,139,644)	(1,507,861)	(2,134,708)	(8,818,973)
Provision for Income Taxes	-	-	-	-

Income (Loss) from Continuing Operations	$(2,139,644)	$(1,507,861)	$(2,134,708)	$(8,818,973)

Discontinued Operations
Income (Loss) from Discontinued Operations	-	(1,370,896)	(635,735)	(3,412,656)
Gain on Deconsolidation	-	-	6,932,586	-

Net Income (Loss)	$(2,139,644)	$(2,878,757)	$4,162,143	$(12,231,629)

Net income (loss) per share:
Income (loss) per share from continuing operations - basic	$(0.02)	$(0.04)	$(0.02)	$(0.16)
Income (loss) per share from continuing operations - diluted	$(0.02)	$(0.04)	$(0.02)	$(0.16)
Income (loss) per share from discontinued operations – basic	$0.00	$(0.02)	$0.07	$(0.04)
Income (loss) per share from discontinued operations – diluted	$0.00	$(0.02)	$0.07	$(0.04)
Net income (loss) per share – basic	$(0.02)	$(0.04)	$0.04	$(0.16)
Net income (loss) per share - diluted	$(0.02)	$(0.04)	$0.04	$(0.16)

Weighted Average Common Shares Outstanding - basic	96,220,386	81,422,404	93,787,069	76,880,047
Weighted Average Common Shares Outstanding - diluted	96,220,386	81,422,404	93,787,069	76,880,047

Comprehensive Income (Loss):
Net Income (Loss)	$(2,139,644)	$(2,878,757)	$4,162,143	$(12,231,629)
Unrecognized Gain (Loss) on Investment	-	(1,218,100)	32,750	(2,776,304)

Comprehensive Income (Loss)	$(2,139,644)	$(4,096,857)	$4,194,893	$(15,007,933)

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